UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

First Connecticut Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 3, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of First Connecticut Bancorp, Inc. to be held at Central Connecticut State University, Memorial Hall-Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050, on Wednesday, May 15, 2013 at 10:00 a.m. Parking will be available in Vance Garage.

The official Notice of Annual Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement. I encourage you to take the time to review the Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting. Accordingly, regardless of whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the enclosed postage paid envelope, so that your shares may be represented at the meeting. If you decide to attend the meeting, you may revoke your proxy and vote your shares in accordance with the procedures set forth in the Proxy Statement. If you are a stockholder whose shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to attend and vote personally at the meeting.

Thank you for your consideration. I look forward to seeing you.

Very truly yours,

John J. Patrick, Jr.
Chairman, President and CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2013.

The Company’s Proxy Statement, sample proxy card and 2012 Annual Report are available at:
www.cfpproxy.com/7034

FIRST CONNECTICUT BANCORP, INC.

One Farm Glen Boulevard
Farmington, Connecticut 06032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, May 15, 2013

To the Stockholders of First Connecticut Bancorp, Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of First Connecticut Bancorp, Inc., a Maryland corporation (the “Company”), will be held at Central Connecticut State University, Memorial Hall-Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050, on Wednesday, May 15, 2013, at 10:00 a.m. local time, for the following purposes:

1.	To elect three Class II Directors to serve until 2016;
2.	To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation;
3.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company; and
4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 20, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. Only stockholders of record at the close of business on March 20, 2013 will be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Doing so will ensure your presence by proxy and allow your shares to be voted should anything prevent your attendance in person.

By Order of the Board of Directors

Jennifer H. Daukas, Secretary

April 3, 2013

FIRST CONNECTICUT BANCORP, INC.
One Farm Glen Boulevard
Farmington, Connecticut 06032

PROXY STATEMENT

This Proxy Statement is being furnished to the holders of common stock of First Connecticut Bancorp, Inc., a Maryland corporation (“FCB”), in connection with the solicitation of proxies by the Board of Directors of FCB for the Annual Meeting of Stockholders of FCB (the “Meeting”) to be held at Central Connecticut State University, Memorial Hall-Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050, on Wednesday, May 15, 2013 at 10:00 a.m. local time, and at any adjournments and postponements thereof. This Proxy Statement and the related proxy card are being mailed on or about April 3, 2013, to holders of record of FCB’s common stock on March 20, 2013. As used herein, the “Company” means both FCB and Farmington Bank, its wholly-owned subsidiary and a Connecticut chartered savings bank.

GENERAL INFORMATION

Actions to Be Taken At the Meeting

At the Meeting, FCB stockholders will be asked to:

●	elect three directors to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

●	consider and approve an advisory (non-binding) proposal on the Company’s executive compensation;

●	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

●	transact such other business as may properly come before the Meeting or any adjournments thereof.

Who May Vote

Holders of record of FCB’s common stock at the close of business on March 20, 2013, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. As of the close of business on March 20, 2013, FCB had outstanding 18,076,971 shares of common stock entitled to vote. Holders of the common stock are entitled to one vote for each share held on the matters properly presented at the Meeting.

As provided in the Company’s Articles of Incorporation, holders of common stock who beneficially own in excess of 10% of the outstanding shares of FCB’s common stock (the “Limit”) are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Articles of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit. The Company is not aware of any holders over the Limit.

Votes Required to Transact Business At the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

Votes Required to Approve Each Proposal

Election of Directors (Proposal 1). To be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes cast. Under the plurality voting standard, the three nominees receiving the most “for” votes will be elected. A proxy card marked as withholding authority with respect to the election of one or more directors will be counted for quorum purposes.

Approval of the Company’s Executive Compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement (Proposal 2). Approval of this non-binding advisory vote on the Company’s executive compensation as described in this Proxy Statement requires the affirmative vote of the majority of all votes cast at the Meeting. Because this proposal is advisory, it will not be binding upon the Board of Directors if approved. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Ratification of Independent Registered Public Accounting Firm (Proposal 3). To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of holders of a majority of all votes cast at the Meeting.

Other Items. All other proposals and other business as may properly come before the Meeting will require the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Articles of Incorporation.

How to Vote Shares Held Directly by the Stockholder

If you are the record holder of your shares, you may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you are the stockholder of record, you may also vote your shares via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the Meeting. Returning a proxy card will not prevent you from voting your shares in person if you attend the Meeting.

How to Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. You may also be able to vote your shares via internet or telephone in accordance with the instructions provided by your broker, bank or nominee. To be able to vote shares not registered in your own name in person at the Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in street name through a broker or bank you may only vote in person or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your broker or bank.

If you are the beneficial owner of shares held in “street name” by a broker and you do not give instructions to the broker on how to vote your shares at the Meeting, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as a “broker non-vote”). The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you. All other proposals to be considered at the Meeting are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these items.

An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting. A proxy card marked as abstaining with respect to a proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.

Broker non-votes are also counted in determining the number of shares represented for the purpose of determining whether a quorum is present at the Meeting, provided that there are discretionary items to be acted upon at a stockholders’ meeting such as ratification of independent auditors.

Under Maryland law, broker non-votes represented at the meeting are considered present for purposes of establishing a quorum but not entitled to vote and, therefore, will not have any impact on the outcome of such proposal.

How Will Shares be Voted

The proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy. If you return an executed proxy card without marking your instructions with regard to the matters to be acted upon, the proxy holders will vote FOR the election of director nominees set forth in this Proxy Statement, and FOR the approval of Proposals 2 and 3.

A proxy may confer discretionary authority to vote with respect to any matter to be presented at the Meeting which management does not know of within a reasonable time before the date hereof. Management does not know of any such matter which may come before the Meeting and which would be required to be set forth in this Proxy Statement or the related proxy form. If any other matter is properly presented to the Meeting for action, it is intended that the persons named on the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matter.

Revocation of Proxies

A proxy may be revoked at any time before it is voted at the Meeting by:

●	Filing a written revocation of the proxy with the Secretary of FCB, Jennifer H. Daukas, c/o First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032;

●	Submitting a signed proxy card bearing a later date; or

●	Attending and voting in person at the Meeting provided you are the holder of record of your shares.

If you hold your shares in the name of a broker, bank or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in street name through a broker or bank you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your broker or bank.

Persons Making the Solicitation

The Board of Directors of FCB is soliciting these proxies. The Company will bear the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting. We contemplate that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor.

The Company will pay the expenses for this Proxy solicitation. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company, postings on our websites, www.farmingtonbankct.com and www.firstconnecticutbancorp.com and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow & Co., LLC to assist us in soliciting your proxy for an estimated fee of $8,000 plus reasonable out-of-pocket expenses. Morrow may ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Board of Directors Recommendation

The Board of Directors recommends that you vote your shares as follows:

●	“FOR” Proposal No. 1 regarding the election of directors;

●	“FOR” Proposal No. 2 regarding the approval of FCB’s executive compensation;

●	“FOR” Proposal No. 3 regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Corporate Governance

General. We conduct business through meetings of our Board of Directors and its committees. The Board of Directors of FCB consists of those persons who also serve as directors of Farmington Bank. Additionally, members of FCB’s committees serve on the identical committees of Farmington Bank. There were fifteen meetings of the Board of Directors of FCB in 2012. All directors attended at least 75% of the meetings of the Board of Directors of FCB and the committees on which such director serves. The Board of Directors has adopted governance guidelines that makes it a responsibility of directors to attend each annual stockholders meeting.  All members of the Board of Directors attended the 2012 annual stockholders meeting.

The FCB Board of Directors currently has: an Audit Committee, a Compensation Committee and a Governance Committee. The members and chairs of each of those committees are appointed each year. No member of the Audit, Compensation Committee or Governance Committee is an employee of FCB or its subsidiaries and all are independent as defined under the applicable NASDAQ listing standards and SEC rules. In addition to the Committees noted above, Farmington Bank has the following committees: Enterprise Risk Management Committee, Loan Committee and Asset & Liability Committee.

Each of the Audit, Compensation and Governance Committees has a written charter approved by the Board of Directors. The Board of Directors has also adopted Corporate Governance Guidelines, which along with the committee charters, provides the framework for the governance of the Company. The committee charters are available on the Company’s website at www.firstconnecticutbancorp.com under “Corporate Information and Corporate Governance Guidelines — Governance Documents.” They are also available, without charge, upon written request to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032.

Audit Committee. The Audit Committee, consisting of Ronald A. Bucchi, John J. Carson and Michael A. Ziebka, is responsible for assisting the Board of Directors in fulfilling its responsibilities concerning FCB’s accounting and reporting practices, and facilitating open communication among the committee, Board of Directors, internal auditor, independent auditors and management. Ronald A. Bucchi is the Audit Committee Chairman. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Global Select Market and the Securities and Exchange Commission’s Audit Committee independence standards. The Board of Directors has determined that Michael A. Ziebka and Ronald A. Bucchi are Audit Committee financial experts under the rules of the Securities and Exchange Commission. All of the members of the Audit Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements. The Audit Committee held five meetings in 2012.

Compensation Committee. The Compensation Committee consisting of Robert F. Edmunds, Jr., David M. Drew and Kevin S. Ray is responsible for determining executive compensation and performing such other functions as are customarily discharged by Compensation Committees of similar institutions. Robert F. Edmunds, Jr. is the Compensation Committee Chairman. Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Global Select Market. The Compensation Committee held eleven meetings in 2012.

Governance Committee. The Governance Committee is responsible for identifying individuals qualified to become Board members and recommending a group of nominees for election as directors at each annual meeting of stockholders, ensuring that the Board of Directors and its committees have the benefit of qualified and experienced directors, and developing a set of corporate governance policies and procedures. The Governance Committee is also responsible for reporting and recommending from time to time to the Board of Directors on matters relative to corporate governance. The Governance Committee is comprised of six members, each of whom is independent as defined under applicable NASDAQ listing requirements. The current members of the Governance Committee are Ronald A. Bucchi, John J. Carson (Chairman), David M. Drew, Robert F. Edmunds Jr., Kevin S. Ray and Michael A. Ziebka. The Governance Committee held five meetings in 2012.

Code of Ethics

The Company’s Code of Conduct and Ethics Policy is designed to promote the high standards of ethical and professional conduct by the Company’s directors, and executive officers, including the principal executive officer, the principal accounting officer and employees. The Code of Conduct and Ethics Policy requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Conduct and Ethics Policy, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct and Ethics Policy

The Company also has a Whistleblower Policy, which is incorporated into the Code of Conduct and Ethics Policy that requires directors, executive officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Conduct and Ethics Policy. A copy of the Code of Conduct and Ethics Policy, including the Whistleblower Policy is available, without charge, upon written request to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032. They are also available on the Company’s website at www.firstconnecticutbancorp.com under “Corporate Information—Governance Documents.”

Risk Oversight

The Board of Directors has the primary responsibility for general risk oversight, and the Audit Committee for financial risks. The Board of Directors and Audit Committee review and management implements a risk management system to identify, assess, mitigate, monitor and communicate risks internally. Risk management oversight is augmented by the Company’s Enterprise Risk Management Committee.  Management is responsible for identifying and assessing for the Board of Directors and Audit Committee major risks potentially affecting the business and financial statements of the Company. The Board of Directors, the Audit Committee and the Enterprise Risk Management Committee support and provide oversight to management in the performance of these tasks. The Board of Directors’ oversight is also assisted by the Audit and other committees in addressing the risks inherent in their respective areas of oversight. The Board of Directors provides effective risk oversight through this system.

As a regulated banking institution, Farmington Bank is examined periodically by federal and state banking authorities. The results of these examinations are presented to the full Board of Directors. Identified issues from such examinations are tracked by management. These examinations, in addition to the Internal Audit reports, are reviewed by the Audit Committee and, if appropriate, the full Board of Directors, and serve as additional risk management tools overseen by the Board of Directors. The Compensation Committee also incorporates risk considerations into executive incentive compensation plans.

Board of Directors Leadership Structure

Mr. Patrick serves as both the Chief Executive Officer and the Chairman of the Board of Directors of the Company. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

In accordance with governance best practices and our Governance Committee Charter, the Company has appointed John J. Carson as Lead Director. The Lead Director position is voted on by the Board of Directors annually and must rotate at least every 4 years with the Chair of the Governance Committee serving as Lead Director unless the Board of Directors in its discretion appoints another independent director as Lead Director. The Lead Director has the following responsibilities and duties:

●
Call, develop the agenda for and chair the private executive sessions of the non-management directors of the Company. At least two such meetings or sub-sessions each year shall be limited to “independent directors,” as defined by the rules of the NASDAQ, if different from “non-management” directors;

●	Debrief with the Chairman/Chief Executive Officer on matters arising in private executive and independent director sessions;

●
Serve as a focal point of discussion among the non-management directors on key issues and concerns outside of Board of Director meetings and to serve as an alternative channel to communicate to the Chairman/Chief Executive Officer any issues, views or concerns on the minds of the non-management directors. Similarly, the Lead Director can serve as a channel of feedback from the Chairman/Chief Executive Officer to the non-management directors;

●	Facilitate communications between the Chairman/Chief Executive Officer and the other board members;

●
Gather input from the non-management directors on Board of Directors agendas and information (pre-reading materials etc.) and to provide such input to the Chairman/Chief Executive Officer to ensure that agendas are focused on issues of importance to the non-management directors and that they are getting the information they need to address agenda items;

●	Review and approve all agendas for Board of Directors meetings before they are distributed to the Board of Directors; and

●	Play no role in operations and management, other than an oversight role as all other directors serve.

Nomination of Directors

The Governance Committee is responsible for reviewing incumbent Board of Director members prior to recommending their re-nomination to the Board of Directors. The Governance Committee is also responsible for identifying, recruiting and recommending to the independent directors of the Board of Directors, new candidates as well as evaluating for the Board of Directors, as necessary. The Governance Committee will also evaluate any candidates for the Board recommended by stockholders.

The Governance Committee believes the current Board of Directors composition reflects and supports the Company’s strategic direction and that Board members bring skills, experience, background and commitment that are relevant to and support the key strategic and operational goals of the Company. The Committee will seek to continue and enhance that alignment when considering new Board members. Community leadership will be an important consideration in reviewing and selecting Board candidates. The Committee will consider candidates who can provide diversity to the Board reflective of the communities served by the Company. Where other criteria in terms of character, skills, experience, track record and commitment to Company goals are assessed by the Governance Committee to be equivalent, candidates reflecting such diversity may be given preference.

With respect to re-nominations of sitting directors, the Governance Committee and Board of Directors will consider individual performance as a director and any material changes in the director’s professional or job status, or community involvement. A director may not serve on the board of more than four (4) public companies (including the Bank).

Nominations by stockholders of record will be considered by the Governance Committee if such nominations are submitted in writing to the Lead Director of the Company either by mail or in person at the principal offices of the Company located at One Farm Glen Boulevard, Farmington, Connecticut, 06032 not less than 30 days prior to any meeting of stockholders called for the election of directors; provided however, that if fewer than 60 days’ notice of the meeting is given to stockholders, such nomination shall be mailed or delivered in person to the Secretary of the Company prior to the earlier of the close of business on the 10th day following (i) the date on which notice of such meeting was given to stockholders; or (ii) the date on which a public announcement of such meeting was first made.

To be considered, the stockholder’s nomination must contain: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Company; (ii) an affidavit that such person would not be disqualified under the provisions of Article I, Section 12 of the Company’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

Communications with the Board of Directors

The Company endeavors to ensure that the Board of Directors or individual directors, if applicable, consider the views of its stockholders, who may communicate with the Board of Directors by sending a letter or an e-mail to the Company’s Lead Director, John J. Carson. All communications to the Board will be reviewed by the Lead Director and discussed with the Governance Committee. The Company believes that this procedure allows the Board to be responsive to stockholder communications in a timely and appropriate manner.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

FCB’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, and as nearly equal in number as possible. The Board of Directors currently consists of seven persons, of whom two are designated as Class I Directors, three as Class II Directors and two as Class III Directors. Directors serve staggered three year terms and until their successors are duly elected and qualified or until the director’s earlier resignation or removal.

At the Meeting, three Class II Directors are to be elected to serve until the 2016 annual meeting and until their successors are duly elected and qualified. The directors of FCB currently also serve as directors of Farmington Bank. The Board of Directors, upon the recommendation of the Governance Committee, has reviewed the relationship that each director has with FCB, and affirmatively determined that all directors are independent within the meaning of applicable laws and regulations and the listing standards of the Nasdaq Global Select Market, other than Mr. Patrick, due to his position as President and Chief Executive Officer of FCB and Farmington Bank.

Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the three nominees named below to the Board of Directors as Class II Directors. If any nominee named below is not available for election to the Board of Directors at the time of the Meeting, it is the intention of the persons named as proxies to act to fill that office by voting the shares to which a proxy relates FOR the election of such person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as the proxies may in their discretion determine, unless authority to do so has been withheld or limited in the proxy. The Board of Directors anticipates that each of the three nominees named below will be available to serve if elected.

Set forth below is certain biographical information for both the three individuals being nominated by the Board of Directors for election as Class II Directors, and for those Class I and Class III Directors whose terms expire at the annual meetings of stockholders in 2015 and 2014, respectively. The three director nominees consist of the three current Class II directors. The biographies for each of the nominees and continuing directors below contain information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board of Directors to determine that the person should serve as a director.

The Board of Directors recommends a vote “FOR” the election as directors of the nominees for Class II Director named immediately below.

NOMINEES FOR CLASS II DIRECTORS (Term to Expire 2016)

Ronald A. Bucchi, 57, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 2000. Mr. Bucchi is a self employed C.P.A. with a specialized practice that concentrates in CEO consulting, strategic planning, mergers, acquisitions, business sales and tax. He works with domestic and international companies. He is a graduate of the Harvard Business School Executive Education program with completed course studies in general board governance, audit and compensation. He is currently Treasurer and a member of the Board of Directors of the Petit Family Foundation, Inc. and a director of Lightwave Logic, Inc. and serves as Chairman of their Audit Committee. He has served on numerous other community boards and is past Chairman of the Wheeler Clinic and the Wheeler YMCA. He is a member of the Connecticut Society of Certified Public Accountants, American Institute of Certified Public Accountants and the National Association of Corporate Directors. As a certified public accountant, Mr. Bucchi provides the Board of Directors with significant experience regarding accounting matters.

John J. Carson, 69, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 2010. Mr. Carson has been Vice President, University Relations at the University of Hartford since 2005. From 1991 to 1996, Mr. Carson served as President of the Connecticut Policy and Economic Council and he served as Commissioner of Economic Development for the State of Connecticut from 1981 to 1988. He served as Vice Chairman of Glastonbury Bank and Trust and then TD Banknorth Connecticut. He also served from 2003 to 2007 on the Board of Directors’ Risk Committee of the parent corporation, TD Banknorth N.A. He is board advisor to S/L/A/M Collaborative of Glastonbury. Active in numerous community organizations, Mr. Carson serves or has served on committees and boards including: The Bushnell Center for the Performing Arts, Saint Francis Hospital and Medical Center and the Connecticut Center for Advanced Technology. He is a former Chairman of the Connecticut Development Authority and Connecticut Business Development Corporation. Mr. Carson’s business, development and economics expertise both in the private and public sectors, as well as his prior board of directors’ experience at a publicly held bank, provide valuable knowledge and experience to our Board of Directors.

Kevin S. Ray, 59, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 1997. Mr. Ray is President of the Deming Insurance Agency Inc. and Secretary/Treasurer of Deming Financial Services, Inc., two insurance agencies headquartered in Farmington, Connecticut. Mr. Ray is a past President of the Professional Insurance Agents Association of Connecticut and has served as a trustee of the Society of Certified Insurance Counselors of Connecticut. Mr. Ray is the former President of several community organizations, including the Farmington Community Chest, Winding Trails Recreation Area, Farmington Exchange Club and the Farmington Rotary Club. He is also past Chairman of the Farmington Economic Development Commission. Mr. Ray’s significant community involvement provides our Board of Directors with valuable insight into the community and his insurance background provides the Board of Directors with substantial experience with respect to an industry that complements the financial services provided by Farmington Bank relating to insurance, sales and investments.

CLASS III DIRECTORS CONTINUING IN OFFICE (Term to Expire 2014)

David M. Drew, 70, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 1991. Mr. Drew is owner and President of the Briarwood Printing Co., Inc., a commercial printer located in Plainville, Connecticut, and also serves as a Director of the RM Jones Companies. Mr. Drew is the former President of several community organizations including Farmington Jaycees, Farmington Exchange Club, The Country Club of Farmington and also the Plainville Chamber of Commerce. He has served as Vice President of the Connecticut and Western Mass Printers Association of America and also of the Connecticut State Golf Association and has been a member or director of numerous local civic groups. In addition, Mr. Drew served on the Zoning Board of Appeals and as Justice of the Peace in the town of Burlington. Mr. Drew provides the Board of Directors with substantial entrepreneurial and small business management experience, specifically within the community in which Farmington Bank operates, and provides the Board of Directors with valuable insight into the local business and consumer environment.

Michael A. Ziebka, 49, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 2007. Mr. Ziebka is the Managing Partner of Budwitz & Meyerjack, P.C., an accounting firm located in Farmington, Connecticut. In addition to being managing partner, Mr. Ziebka is also senior audit principal for Budwitz & Meyerjack, P.C. with responsibilities for overseeing the firm’s accounting, auditing, and financial reporting practice. Mr. Ziebka is a member of the American Institute of Certified Accountants and the Connecticut Society of Certified Public Accountants. He holds CPA licenses in Connecticut and Massachusetts.  In addition, he is a principal stockholder and the Chairman of the Board of Directors of Association Resources, Inc., a business consulting firm in West Hartford, Connecticut.  He currently serves as a director for several community organizations, including Farmington Country Club, the Farmington Foundation and the Farmington Bank Community Foundation. He is also a past member of the board of Farmington Chamber of Commerce, Services for the Elderly and the Exchange Club of Farmington. As the managing partner and Chief Executive Officer of a certified public accounting firm, Mr. Ziebka provides the Board of Directors with significant experience regarding accounting matters and financial expertise. Mr. Ziebka is currently enrolled as a graduate student in the Masters of Accounting program at the University of Connecticut.

CLASS I DIRECTORS CONTINUING IN OFFICE (Term to Expire 2015)

Robert F. Edmunds Jr., 68, has been a director of FCB since its formation in 2011 and a director of Farmington Bank since 1989. Mr. Edmunds is owner and Chairman of Edmunds Manufacturing Company, Inc. (DBA Edmunds Gages) located in Farmington Connecticut. Edmunds Gages is a design and manufacturing company that specializes in the production of custom dimensional measuring instruments primarily serving the automotive, aircraft, ordinance and biomedical industries. Mr. Edmunds has held board and committee positions with various charitable and community organizations, most notably, St. Francis Hospital and Medical Center in Hartford, Connecticut and the Farmington Valley Association for the Retarded and Handicapped (FAVARH) in Canton, Connecticut. Mr. Edmunds provides the Board of Directors with substantial entrepreneurial and small business management experience, specifically within the community in which Farmington Bank operates, and provides the Board of Directors with valuable insight into the local business and consumer environment.

John J. Patrick, Jr., 54, has served as Chief Executive Officer and President of Farmington Bank since March of 2008. He has also served as Chairman of the Board of Directors of Farmington Bank since July of 2008 and Chairman of the Board of Directors of FCB since its formation. Prior to this, Mr. Patrick served as the President and Chief Executive Officer of TD Bank Connecticut. He is a director of The Hospital of Central Connecticut, Hartford Healthcare and Vantis Insurance Company, located in Windsor, Connecticut, as well as several other community organizations. Mr. Patrick’s extensive experience in the local banking industry, service as CEO of FCB and Farmington Bank, and involvement in business and civic organizations in the communities in which Farmington Bank serves, affords the Board of Directors, valuable insight regarding the business and operations of Farmington Bank.

All ages presented are as of December 31, 2012.

INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers of First Connecticut Bancorp, Inc.

The following table sets forth the names, ages and positions of the individuals who currently serve as executive officers of FCB.

Name	Age1	Position
John J. Patrick, Jr.	54	Chairman, President and Chief Executive Officer
Gregory A. White	48	Executive Vice President and Chief Financial Officer
Michael T. Schweighoffer	50	Executive Vice President and Chief Risk Officer
Kenneth F. Burns	53	Executive Vice President and Director of Retail Banking

David S. Blitz served as Executive Vice President and Director of Commercial Banking for the Company until his death on January 12, 2013.

Biographical Information of Executive Officers Who Are Not Directors

The business experience of each of our executive officers who are not directors for at least the past five years is set forth below.

Gregory A. White has served as Chief Financial Officer, Executive Vice President and Treasurer of Farmington Bank since January 2009. Prior to this, he served as Senior Vice President, Chief Financial Officer and Treasurer of Rockville Financial Inc. since its formation in May 2005. Mr. White served as Senior Vice President, Chief Financial Officer and Treasurer of Rockville Bank, a subsidiary of Rockville Financial Inc. from December 2003 to December 2008. Mr. White also served as Senior Vice President of Mechanics Savings Bank and as a Vice President at the Federal Home Loan Bank of Boston and as Vice President at Webster Bank.

Michael T. Schweighoffer joined Farmington Bank in March 2009 and serves as Executive Vice President and Chief Risk Officer. Prior to joining Farmington Bank he served as State President of TD Bank in Connecticut since 2008. He joined TD Bank in 2002 and prior to being named State President in Connecticut, served as a Senior Vice President and Regional Commercial Lending Manager. From 1995 to 2002, Mr. Schweighoffer served as Vice President of Commercial Lending and Regional Commercial Lending Manager at People’s Bank. From 1989 to 1995, Mr. Schweighoffer was employed by Shawmut Bank in a number of capacities including Credit Review Team Leader and Vice President of Commercial Lending.

Kenneth F. Burns serves as Executive Vice President and Director of Retail Banking. He joined Farmington Bank in January 2005 as Senior Vice President and Director of Retail Banking. Prior to joining Farmington Bank, from 1998 to 2005, Mr. Burns was the President and CEO of Creative Dimensions, a marketing and manufacturing company located in Plainville, Connecticut. Prior to that, from 1981 to 1997, Mr. Burns worked at Eagle Bank, a $2.2 billion bank headquartered in Bristol, Connecticut, as Executive Vice President of Retail Banking and Marketing.

1 Ages presented are as of December 31, 2012.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information, as of March 20, 2013, regarding the beneficial owners of more than 5% of the outstanding common stock:

	Amount of Securities
Name	Beneficially Owned		Percent Ownership(b)

Farmington Bank Employee Stock Ownership Plan	1,425,707	(a)	7.9%
One Farm Glen Boulevard
Farmington, Connecticut 06032

Wellington Management Co LLP	1,780,673	(a)	9.9%
280 Congress Street
Boston, Massachusetts 02210

(a)	Information is based upon ownership of record as reflected on Schedule 13G filed by the reporting person for the period ending December 31, 2012.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2013 by each director, each Named Executive Officer named in the Summary Compensation Table appearing on page 26 and all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

	Amount of Securities
Name of Beneficially Owner	Beneficially Owned(a)	Percent Ownership

Ronald A. Bucchi(b)	64,094	*
Kenneth F. Burns(c)	86,350	*
John J. Carson(d)	61,042	*
David M. Drew(e)	88,066	*
Robert F. Edmunds, Jr.(f)	112,746	*
John J. Patrick, Jr.(g)	248,417	1.3%
Kevin S. Ray(h)	62,846	*
Michael T. Schweighoffer(i)	107,887	*
Gregory A. White(j)	114,711	*
Michael A. Ziebka(k)	54,246	*
All directors and executive officers as a group (10 total)(l)	1,000,405	5.5%

*	Less than one percent.

(a)
If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest. All information with respect to beneficial ownership has been furnished by the respective directors and executive officers.

(b)	Includes 15,000 shares held in an IRA and 16,986 shares which can be acquired pursuant to currently exercisable options.
(c)	Includes 24,329 shares held in an IRA and 17,280 shares which can be acquired pursuant to currently exercisable options.
(d)	Includes 4,810 shares held in an IRA, 630 shares held by Mr. Carson as custodian for his grandchildren, 241 in a SEP and 16,986 shares which can be acquired pursuant to currently exercisable options.
(e)	Includes 3,275 held by Mr. Drew’s spouse, 32,045 shares held in separate IRAs and 16,986 shares which can be acquired pursuant to currently exercisable options.
(f)	Includes 30,000 shares held by Mr. Edmund’s spouse and 16,986 shares which can be acquired pursuant to currently exercisable options.
(g)
Includes 31, 643 held in an IRA, 200 shares held by Mr. Patrick’s spouse as trustee for minor children, 100 shares held by Mr. Patrick’s child and 68,924 shares which can be acquired pursuant to currently exercisable options.

(h)	Includes 100 shares held by Mr. Ray’s child and 16,986 shares which can be acquired pursuant to currently exercisable options.
(i)	Includes 27,000 shares which can be acquired pursuant to currently exercisable options.
(j)	Includes 16,924 shares held jointly with Mr. White’s spouse and 27,000 shares which can be acquired pursuant to currently exercisable options.
(k)	Includes 16,986 shares which can be acquired pursuant to currently exercisable options.
(l)	Includes 242,120 shares which can be acquired pursuant to currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and directors and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which FCB securities are registered. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that during 2012 our executive officers, directors and greater than ten percent beneficial owners (the Company is not aware of any) complied with all applicable Section 16(a) filing requirements.

Stock Retention Policy

On January 28, 2013, the Compensation Committee approved a Stock Retention Policy for Directors and Officers of the Company. Pursuant to the Retention Policy, directors must retain ownership of Company stock equal to three times their annual retainer fee and will have five years to satisfy the requirement. The Company’s CEO must retain ownership of Company stock equal to two times base salary and the Company’s named executive officers must retain ownership of Company stock equal to one times base salary. The named executive officers and CEO will also have 5 years to satisfy the requirement. All shares over which the individual has voting control will be used in determining the number of shares retained.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors of FCB is charged with the responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable and externally competitive. The Compensation Committee of the Board of Directors has engaged McLagan, an Aon Hewitt Company, as its independent compensation consultant to assist them in this process.

We currently have four executive officers: John J. Patrick, Jr., Chairman, President and Chief Executive Officer, Gregory A. White, Executive Vice President and Chief Financial Officer, Kenneth F. Burns, Executive Vice President and Director of Retail Banking, and Michael T. Schweighoffer, Executive Vice President and Chief Risk Officer.  David S. Blitz, formerly Executive Vice President, Director of Commercial Banking of the Company, passed away on January 12, 2013.

Compensation Philosophy and Objectives

We believe that competitive compensation is critical for attracting, retaining and motivating qualified executives. Currently, our compensation program includes the following primary elements:

●	base salary;

●	annual cash incentive awards;

●	long-term incentive compensation, principally in the form of options and restricted stock under our 2012 Incentive Stock Plan; and

●	retirement and other benefits.

We choose to pay each element of compensation because we believe it is necessary to attract, retain and motivate executives. We pay base salary to provide financial security for talented executives. We pay an annual cash incentive to motivate performance of short-term goals and attempt to balance that motivation by also paying long-term incentives that motivate performance of multi-year goals. We pay retirement and other benefits to be competitive with peer institutions. Our approach to allocating between currently paid and long-term compensation historically was to ensure adequate base compensation to attract and retain executives, while providing incentives to enhance the long-term financial standing of the Company and to enhance the value of our shares for our stockholders.

Say on Pay Consideration

In accordance with SEC rules, we solicited stockholder “say on pay” and “say on pay frequency” (three years) advisory votes in our proxy statement to stockholders in 2012. Our stockholders showed strong support (93%) of our compensation practices during last year’s vote and recommended a “say on pay” vote every year rather than every three years.  After considering the preferences expressed by our stockholders, the Board of Directors determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at the Meeting as further described in this Proxy Statement.

2012 Compensation

We determined to pay each element of compensation for 2012 after consulting with our independent compensation consultant and discussing with management. In setting compensation for 2012, our Compensation Committee and Board of Directors looked at the performance of the institution as a whole during the prior year along with specific department and individual performance, the responsibilities of our executive officers and our transition to a publicly held institution. To a lesser extent, the Compensation Committee and Board of Directors also looked at base salary and incentive award information from peer group institutions presented by our independent compensation consultant. However, final determinations regarding executive compensation ultimately were based upon the judgment of our Compensation Committee and Board of Directors as to what they believed was necessary to effectively compensate our executive officers in a manner which is internally equitable and externally competitive.

Base Salary

Our Compensation Committee sets the base salary for our executive officers after review of relevant peer group information presented by our independent compensation consultant. See “Peer Group Analysis” below. The Committee also reviews the historical compensation levels of the executives, the responsibilities of the position held along with current or anticipated changes in those responsibilities and the performance of the individual during the prior year. Traditionally, base salaries have not been determined by reference to any particular percentage of the mean or average pay for comparable positions at the peer group institutions, but have been determined based on the judgment of the Compensation Committee as to the level of base salary necessary to effectively compensate our executive officers in a manner which is internally equitable and externally competitive.

Base salaries are reviewed on an annual basis beginning in January of each year. Annual increases normally take effect in March of each year. The base salaries for our named executive officers in 2012 were as follows:
Named Executive Officer	2012 Base Salary

John J. Patrick, Jr.	$500,000
Gregory A. White	$235,000
Michael T. Schweighoffer	$250,000
Kenneth F. Burns	$194,250
David S. Blitz	$200,000

After reviewing the compensation levels of our named executive officers versus the peer group for salary, cash compensation and direct compensation, the Compensation Committee continued to emphasize its desire to reward for performance through the Company’s Annual Incentive Compensation Plan and reward long term performance through the 2012 Stock Incentive Plan.  To remain internally equitable and externally competitive a 3% merit increase was put forth for Messrs. Schweighoffer, White and Burns.   Mr. Patrick’s salary continues to remain competitive to the peer group and the Committee continues to reward through the incentive plan and through equity grants to reward for performance.  Following the increases as previously mentioned the base salary of our named executive officers for 2013 were as follows:

Named Executive Officer	2012 Base Salary	2013 Base Salary	Percent Increase
John J. Patrick, Jr.	500,000	500,000	0
Gregory A. White	235,000	242,050	3%
Michael T. Schweighoffer	250,000	257,500	3%
Kenneth F. Burns	194,250	200,077	3%
David S. Blitz	200,000	--	--

Annual Cash Incentive Awards

Bonus

The Compensation Committee, in the past, has from time to time awarded discretionary cash bonuses to our executive officers. These bonuses have been made based on the Compensation Committee’s assessment of the performance by our executive officers during the year. In 2012, upon the recommendation of our CEO and following review of our executive officers’ performance by the Compensation Committee, we awarded discretionary cash bonuses to our executive officers as follows:

Named Executive Officer	2012 Bonus
John J. Patrick, Jr.	$80,000
Gregory A. White	$30,214
Michael T. Schweighoffer	$95,253
Kenneth F. Burns	$20,315
David S. Blitz	$25,607

These bonuses are reflected in the Summary Compensation Table below under the heading “Bonus.”

Annual Incentive Compensation Plan

We maintain an Annual Incentive Compensation Plan which provides annual cash incentive awards to employees who achieve annual performance goals. All regular employees (excluding temporary and casual labor employees) are eligible to participate in this plan. However, new employees must be employed by September 30 in a given plan year to be eligible for an award related to performance in that plan year. If employed after September 30, the employee is not eligible to receive an award until the next plan year, but if employed before September 30, the employee will receive a prorated award based on months worked. Unless a participant is terminated for other than cause or is terminated due to death, disability or retirement, a participant must be an active employee as of the award payout date to receive the award. A participant who is terminated for other than cause or who is terminated due to death, disability or retirement will receive a pro-rated award for the plan year based on months worked. The payout will be paid in a lump sum between January 1 and March 15 after the calendar plan year end, unless previously deferred under the Voluntary Deferred Compensation Plan. The plan year is also the performance period for determining the amount of the incentive award to be paid. If the Company does not meet threshold performance levels, there will be no payouts.

The plan utilizes a defined payout formula that is based upon the achievement of a combination of both qualitative and quantitative, pre-determined Company performance goals and department/individual performance goals. Employees must receive a minimum performance rating of “meeting expectations” or better for the plan year to be eligible for payout. Performance goals are set each year by the Compensation Committee based on recommendations from our Chief Executive Officer and an assessment of what specific goals need to be set for that year in each category.

Quantitative goals are measured by threshold, target and maximum award opportunity levels which are expressed as a percentage of salary and set forth below. Qualitative goals are similarly measured based on judgments by the Compensation Committee as to the results achieved during the year with respect to each goal. In general, the actual payouts are calculated using a ratable approach where payouts are calculated as a proportion of threshold, target and maximum levels. The percentage of payout for overall Company performance will be determined based on the specific weighting of the Company goals and the actual performance compared to the pre-determined threshold, target and maximum performance levels.

The threshold, target and maximum payout levels under our Annual Incentive Compensation Plan are set annually by our Compensation Committee after review of relevant peer group information presented by our independent compensation consultant. The Committee also reviews the historical payout levels, and specific goals set for the year. These levels are not determined by reference to any particular factor, but are determined based on the judgment of the Compensation Committee as to the level of awards that are necessary to effectively compensate our executive officers in a manner which is internally equitable and externally competitive.

In 2012, the cash incentive awards were payable at the specified percentage of each named executive officer’s base salary as follows:

	Incentive Ranges			Award Categories
	Percent of Salary			Weighting of Award
					Individual/
Tier	Threshold	Target	Maximum	Company	Department

CEO	20%	40%	80%	80%	20%

CFO, EVP Retail, EVP Commercial Banking	12.5%	25%	50%	75%	25%

EVP Chief Risk Officer	12.5%	25%	50%	25%	75%

As noted above, the performance goals for 2012 relative to our named executive officers were grouped into two categories based on Company performance and department/individual performance. Each category was assigned a specific weight as shown in the table above with specific goals set forth within each category weighted separately.

In 2012, the performance goals, criteria weighting and actual performance against goals for our named executive officers in the Company performance category were as follows:

John J. Patrick, Jr.:

Weighting	Goals	Threshold	Target	Maximum	Actual
24%	Earnings	$1,000,000	$2,500,000	$4,500,000	$3,000,000*
24%	Loan Growth	$110,000,000	$150,000,000	$200,000,000	$224,000,000
16%	Loan Quality**	1.6	1.3	1.0	1.0
16%	Deposit Account Growth***	4,000	5,000	6,500	5,066

In addition to the above goals, a weight of 20% was attributed to discretionary items based on the judgment of the Compensation Committee.

Gregory A. White, Kenneth A. Burns and David S. Blitz:

Weighting	Goals	Threshold	Target	Maximum	Actual
22.5%	Earnings	$1,000,000	$2,500,000	$4,500,000	$3,000,000
22.5%	Loan Growth	$110,000,000	$150,000,000	$200,000,000	$224,000,000
15%	Loan Quality	1.6	1.3	1.0	1.0
15%	Deposit Account Growth	4,000	5,000	6,500	5,066

In addition to the above goals, a weight of 25% was attributed to discretionary items based on the judgment of the Compensation Committee.

Michael T. Schweighoffer:

Weighting	Goals	Threshold	Target	Maximum	Actual
7.5%	Earnings	$1,000,000	$2,500,000	$4,500,000	$3,000,000
7.5%	Loan Growth	$110,000,000	$150,000,000	$200,000,000	$224,000,000
5.0%	Loan Quality	1.6	1.3	1.0	1.0
5.0%	Deposit Account Growth	4,000	5,000	6,500	5,066

* On December 20, 2012, the Board passed a resolution to amend the Company’s Defined Benefit Pension Plan to freeze the plan effective February 28, 2013.  This action resulted in a cost savings to be immediately applied in 2012 resulting in the Company’s actual earnings number to be$ 3,923,000. The Committee agreed with management’s suggestion to keep earnings at $3,000,000 and not award additional bonus dollars for freezing the plan.
** Loan Quality means net charge offs plus non-accrual loans divided by total loans.
*** Deposit Account Growth means net checking accounts opened.

In addition to the above goals, a weight of 75% was attributed to discretionary items based on the judgment of the Compensation Committee.

In 2012, the performance goals, in the department/individual performance category were as follows:

John J. Patrick, Jr.:

The Chief Executive Officer’s individual performance goals were primarily related to the following: continuing to establish relationships with major investment banking firms in the community/small cap space, and gaining coverage; building recognition and franchise value in the market; and being a major leader and contributor in the community.  Achievement of these goals were not based on quantitative threshold, target and maximum award opportunities but rather were reviewed based on a baseline of identifying prospects for each, proposing actions and achieving results. In determining actual achievement against these goals, the Compensation Committee conducted an overall assessment of the processes undertaken to fulfill each goal during the year and made a discretionary judgment as to whether the final outcome met the goal prescribed which was then reported to the full Board of Directors.

Gregory A. White:

The Chief Financial Officer’s department/individual performance goals related to:

●	monitoring and addressing operating expenses;

●	effective asset and liability management;

●	managing liquidity;

●	development of profitability models; and

●	production of audited financial statements.

In determining actual achievement against the goals, the Compensation Committee conducted an overall assessment of the processes undertaken to fulfill each goal during the year and made a discretionary judgment as to whether the final outcome met the goal prescribed and reported the results to the full Board of Directors.

Michael T. Schweighoffer:

The Chief Risk Officer’s department/individual performance goals related to:

●	regulatory and Federal Deposit Insurance Corporation Improvement Act compliance maintaining safety and soundness;

●	oversight of special assets to stabilize/improve non-accruals, past dues and risk rating accuracy;

●	maintaining high regulatory compliance standards; and

●	achieving favorable Internal Audit controls and risk management standards to include Operational Risk and oversight of Information Security.

The Chief Risk Officer’s goals tend to be fundamentally different, and less quantifiable, than the goals for the other named executive officers.  Given the nature of these goals, goals within this category were determined by the Compensation Committee, in its discretion, based on an overall assessment of the processes undertaken to fulfill each goal during the year and the judgment of the Compensation Committee as to whether the final outcome met the goal prescribed. The results were then reported to the full Board of Directors.

Kenneth F. Burns:

The Chief Retail Banking Officer’s department/individual performance goals related to:

●	customer checking account growth, both in number of new accounts and deposit growth;

●	small business checking account growth;

●	small business loan growth;

●	promoting online banking; and

●	internal referral of wealth management products.

With respect to goals relating to account growth, small business checking and loan growth and branch expansion, the Compensation Committee reviewed the results in those areas for the year ended December 31, 2012, and made a determination based on those results as to whether the goals were achieved and at what level. Achievement of the other goals within this category were determined by the Compensation Committee, in its discretion, based on an overall assessment of the processes undertaken to fulfill each goal during the year and the judgment of the Compensation Committee as to whether the final outcome met the goal prescribed. The results were then reported to the full Board of Directors.

David S. Blitz:

The Chief Commercial Banking Officer’s department/individual performance goals related to:

●	growth in commercial real estate loans;

●	strategic reduction in resort finance loans;

●	growth in commercial and industrial loans;

●	growth in cash management services; and

●	managing loan portfolio and maintaining asset quality.

With respect to goals relating to commercial real estate growth, reduction in resort finance loans, growth in commercial and industrial loans and growth in cash management services, the Compensation Committee reviewed the results in those areas for the year ended December 31, 2012, and made a determination based on those results as to whether the goals were achieved and at what level. Achievement of the other goals within this category were determined by the Compensation Committee, in its discretion, based on an overall assessment of the processes undertaken to fulfill each goal during the year and the judgment of the Compensation Committee as to whether the final outcome met the goal prescribed. The results were then reported to the full Board of Directors.

2012 Awards:

Based on the applicable performance category weights, target dollar amounts and percentage goals achieved based on target for each executive officer as set forth below, cash incentive awards were paid in 2012 as follows:

John J. Patrick, Jr.

Category Weighting	Target Salary Amount	Percent Achieved to Target	Award Paid
Bank wide 80%	$160,000	158%	$253,408
Individual 20%	$40,000	200%	$80,000
Total	$200,000		$333,408

Gregory A. White

Category Weighting	Target Salary Amount	Percent Achieved to Target	Award Paid
Bank wide 75%	$44,063	158%	$69,786
Individual 25%	$14,687	206%	$30,214
Total	$58,750		$100,000

Michael T. Schweighoffer
Category Weighting	Target Salary Amount	Percent Achieved to Target	Award Paid
Bank wide 25%	$15,625	158%	$24,747
Individual 75%	$46,875	203%	$95,253
Total	$62,500		$120,000

Kenneth F. Burns

Category Weighting	Target Salary Amount	Percent Achieved to Target	Award Paid
Bank wide 75%	$36,422	158%	$57,685
Individual 25%	$12,141	167%	$20,315
Total	$48,563		$78,000

David S. Blitz

Category Weighting	Target Salary Amount	Percent Achieved to Target	Award Paid
Bank wide 75%	$37,500	158%	$59,393
Individual 25%	$12,500	205%	$25,607
Total	$50,000		$85,000

Individual awards paid under the Annual Incentive Compensation Plan are reflected in the Summary Compensation Table below under the heading “Bonus.”

Long-Term Incentive Compensation

In 2012, we established a long-term incentive compensation program in the form of our 2012 Stock Incentive Plan, which was approved by stockholders at the 2012 annual meeting. In accordance with historical mutual to stock conversion practice, and to accelerate the cost of the Plan, substantially all of the available awards were made in 2012.  The nature and size of awards under the 2012 Stock Incentive Plan were based on a number of factors including regulatory guidelines, awards made to those holding comparable positions in our peer group and the accounting treatment of the 2012 Stock Incentive Plan. As of December 31, 2012, the number of shares reserved for future grants under the 2012 Stock Incentive Plan was 89,401 representing 0.50% of our issued and outstanding common stock.

Equity Awards.

In 2012, the Company granted equity awards in September following the approval of the 2012 Stock Incentive Plan by stockholders.  Options and restricted stock awards by the Company generally have five year vesting schedules to encourage key employees to continue in the employ of the Company. Options and restricted stock granted to the named executive officers in 2012, which are listed in the “Grants of Plan Based Awards” table, vest in equal installments over five years commencing on the grant date. The vesting of both options and restricted stock will accelerate upon a change in control (as defined in the relevant agreements).

Retirement and Other Benefits

Supplemental Retirement Plan for Senior Executives

We have adopted a Supplemental Retirement Plan for Senior Executives (the “SERP”), for the purposes of providing supplemental retirement benefits to certain executives who have been designated by the Board of Directors as being eligible to participate. It is intended that the SERP comply with the requirements of Section 409A of the Internal Revenue Code and is to be construed and interpreted in a manner consistent with the requirements of Section 409A. John J. Patrick, Jr., Michael T. Schweighoffer and Gregory A. White have been designated by the Board of Directors for participation in the SERP. The benefits payable under the SERP vest at a rate of 10% for each year of service since original date of hire, with the benefits being 100% vested upon completion of ten years of service. If an executive is involuntarily terminated without cause or is terminated due to death, disability, change in control or good reason, the benefits shall be 100% vested regardless of years of service. If an executive is terminated for cause or if the executive violates the non-competition provision in the SERP, the retirement benefit under the SERP is forfeited.

Generally, the SERP provides the designated participants with a retirement benefit equal to a fixed percentage (50% in the case of Mr. Patrick and 40% in the case of Mr. Schweighoffer and Mr. White) of such executive’s final average compensation (final average compensation is an average of the executive’s highest three (3) years of compensation within the last five (5) years multiplied by a prorate fraction, the numerator of which is the executive’s years of employment and the denominator of which is set forth in each executive’s participation agreement (16 years for Mr. Patrick, 18 years for Mr. Schweighoffer and 21 years for Mr. White). If the executive is terminated prior to the age of 62, the amount of the benefit is reduced by 6% per year for each year prior to age 62. However, in the case of the executive’s termination upon disability or termination without cause or for good reason within two (2) years of a change in control, the benefit shall be calculated as if the executive had completed the years of employment between disability or termination and age 65, and as if the executive’s final average compensation had increased 3% per year for each calendar year until age 65. If the benefits provided under the SERP, either on its own, or when aggregated with other payments to the executive that are contingent on a change in control would cause the executive to have an “excess parachute payment” under Section 280G of the Internal Revenue Code, the benefits under the SERP and/or other payments shall be reduced to avoid such a result with the amounts under the executive’s employment agreement or change in control agreement reduced first and the SERP benefits reduced next.

The executive (or the executive’s beneficiary in the case of death) is entitled to receive the retirement benefits under the SERP (i) if the executive retires or terminates employment (other than due to cause or death) on or after age 65, (ii) if the executive terminates employment (other than due to cause, death or disability, or following a change in control) prior to age 65, (iii) if the executive becomes disabled prior to age 65, (iv) if the executive dies, or (v) if the executive is terminated without cause or for good reason within a two (2) year period after a change in control.

The retirement benefit shall be paid 45 days after an executive’s death, retirement or termination except that in the case of an executive’s termination due to disability or termination without cause or for good reason within two (2) years of a change in control, the retirement benefit shall be paid at age 65 unless, at the time the executive executed the participation agreement, the executive elected to receive the payment on the date of termination. If there is a change in control after payments commence under the SERP and the payments are in a form other than a lump sum, the present value of the remaining payments shall be paid to the executive in a lump sum 45 days after the date of the change in control. The payment of the retirement benefits under the SERP are paid in a lump sum unless the participant elects otherwise, in which case the benefit may be paid in annual equal installments over a period not to exceed 20 years, or a percentage of the benefit may be paid in a lump sum and a percentage of the benefit paid in annual equal installments over a period not to exceed 20 years.

Voluntary Deferred Compensation Plan for Directors and Key Employees

Since 1992, we have maintained a Voluntary Deferred Compensation Plan for Directors and Key Employees for the purpose of attracting, retaining and motivating individuals of high caliber and experience to act as directors and key employees. With respect to participation in the plan by key employees, the plan is intended to be an unfunded plan under ERISA. Effective January 1, 2010, we amended the plan to limit it only to directors and to discontinue further deferrals by key employees. In addition, the amendment changed the interest rate credited to participants’ accounts with respect to participants who had not retired or otherwise been terminated prior to January 1, 2010. Although employees may not make deferrals under the plan on or after January 1, 2010, deferral accounts continue to be maintained for former key employee participants until all amounts credited to such deferral accounts have been paid to such employees, and the time and form of such payments are governed by the provisions of the plan in effect as of the date of such retirement or termination. This plan was further amended as of January 1, 2013 to change the interest rate for deferrals made thereafter with respect to individuals who make deferrals.  Per the amendment, interest on deferrals after January 1, 2013 is set annually in December at a rate equal to the Bank’s five year Certificate of Deposit rate for December. This plan is unsecured and unfunded.

Generally, the plan permits eligible participants to defer all or a portion of their fees or compensation. Deferred amounts are credited to a bookkeeping account and earn interest until they are paid out in full. With respect to participants who have retired or been otherwise terminated prior to January 1, 2010, the deferral accounts earn interest at a rate equal to the 5-year CD rate plus 4%, subject to a minimum of 8% and maximum of 12%, with the rate set in December and applying for the following year. With respect to participants who have not retired or been otherwise terminated prior to January 1, 2010, the deferral contributions made earn interest at a rate equal to 8%.

The interest, in both cases, is credited on a monthly basis. The participant must file an election form electing the percentage of fees or compensation to be deferred and the time and form of payment not later than 30 days after commencing employment, and such election shall remain effective for subsequent years unless the participant makes a new election prior to January 1 of the year in which the fees or compensation will be earned. Participants can elect to receive payment (i) in a lump sum on the earliest of the participant’s termination as a director or employee, disability or a date specified by the participant, (ii) in a lump sum on a date specified by the participant, (iii) in equal consecutive annual or monthly installments over a period not to exceed 15 years, with the first installment to be paid on the earliest of the participant’s termination as a director or employee, disability or a date specified by the participant, or (iv) in equal consecutive annual or monthly installments over a period not to exceed 15 years, with the first installment to be paid on a date specified by the participant. Participants are not able to change the time or form of payment election unless the change is made at least 12 months prior to the date payment of those fees or compensation would otherwise have been made, and the change must delay the payment for at least 5 years from the date payment would otherwise have been made or begun. Participants are always fully vested in their deferral account or if selected in accordance with the installment method in effect prior to death.

In the event of a participant’s death before commencement of payment, payment will be made to the participant’s beneficiary in a lump sum within 90 days of the participant’s death, unless the participant has specified a different time and/or form of payment in the election form. In the event of a participant’s death after installment payments have begun, the installments will be accelerated and paid in a lump sum to the participant’s beneficiary within 90 days of the participant’s death.

In the event of a change in control or potential change in control, we are required to create a rabbi trust and deposit cash in an amount sufficient to provide for full payment of all potential obligations of the plan. The rabbi trust is irrevocable until all obligations under the plan have been satisfied.

Voluntary Deferred Compensation Plan for Key Employees

We also maintain a Voluntary Deferred Compensation Plan for Key Employees which was effective January 1, 2007. The plan is intended to be an unfunded plan under ERISA. The plan permits eligible employees to defer all or a portion of their compensation. Deferred amounts are credited to a bookkeeping account and earn interest until they are paid out in full. The deferred amounts earn interest at a rate equal to the 5-year CD rate. The rate is set in December and applies for the following year. The interest is credited on a monthly basis. The employee must file an election form electing the percentage of compensation to be deferred and the time and form of payment not later than 30 days after commencing employment, and such election shall remain effective for subsequent years unless the employee makes a new election prior to January 1 of the year in which the compensation will be earned. Participants can elect to receive payment (i) in a lump sum on the earliest of the employee’s termination, disability or a date specified by the employee, (ii) in a lump sum on a date specified by the employee, (iii) in equal consecutive annual or monthly installments over a period not to exceed 15 years, with the first installment to be paid on earliest of the employee’s termination, disability or a date specified by the employee, or (iv) in equal consecutive annual or monthly installments over a period not to exceed 15 years, with the first installment to be paid on a date specified by the employee. Employees are not able to change the time or form of payment election unless the change is made at least 12 months prior to the date payment of the compensation would otherwise have been made and the change must delay the payment for at least five years from the date payment would otherwise have been made or begun. This plan is unsecured and unfunded.

In the event of the death of an employee before commencement of payment, payment will be made to the employee’s beneficiary in a lump sum within 90 days of the employee’s death, unless the employee has specified a different time and/or form of payment in the election form. In the event of an employee’s death after installment payments have begun, the installments will be accelerated and paid in lump sum to the employee’s beneficiary within 90 days of the employee’s death or if selected in accordance with the installment method in effect prior to death.

In the event of a change in control or potential change in control, we are required to create a rabbi trust and deposit cash in an amount sufficient to provide for full payment of all potential obligations of the plan. The rabbi trust is irrevocable until all obligations under the plan have been satisfied.

Life Insurance Premium Reimbursement Agreement

Effective January 1, 2009, we entered into Life Insurance Premium Reimbursement Agreements with John J. Patrick, Jr., our President and Chief Executive Officer, and Gregory A. White, our Chief Financial Officer. Effective April 14, 2011, we also entered into a Life Insurance Premium Reimbursement Agreements with Michael T. Schweighoffer, our Executive Vice President and Chief Risk Officer. The agreement with Mr. Patrick provides that in the event he purchases an individual supplemental life insurance policy providing $2.0 million of pre-retirement term life coverage and $1,000,000 of post-retirement coverage, we agree to pay Mr. Patrick a tax-adjusted bonus in an amount equal to the total amount of premiums, increased by 40% paid for such plan provided we receive documentation evidencing such payments. The agreements with Mr. White and Mr. Schweighoffer provide that in the event they purchase an individual supplemental life insurance policy providing $1.0 million of pre-retirement term life coverage and $250,000 of post-retirement coverage, we agree to pay each of them, as applicable, a tax-adjusted bonus in an amount equal to the total amount of premiums, increased by 40% paid for such plan provided we receive documentation evidencing such payments. Pursuant to the agreements, we may provide the levels of insurance required through our group insurance policy, in which case we are not obligated to reimburse Messrs. Patrick, White or Schweighoffer for their individual policy.

Defined Benefit Employees’ Pension Plan

We maintain the Farmington Bank Defined Benefit Employees’ Pension Plan, a non-contributory defined benefit plan intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code. While the primary purpose is to provide employees with retirement benefits, under certain circumstances it provides surviving spouses with plan benefits in the event the employee dies before retirement.  As of February 28, 2013, the Company imposed a “hard freeze” on this plan, freezing all benefit accruals as of that date and providing no additional benefits after such date.  The Company believes its 401(k) and Employee Stock Ownership plans provide appropriate retirement programs for its employees.

As of January 1, 2007 employees who were already participants in the plan continue to be participants in the plan. Employees who were hired on or after January 1, 2007 are not eligible for the Pension Plan. Currently, Kenneth F. Burns, our Director of Retail Banking, is the only named executive officer eligible to participate in this plan.

Under the plan, employees hired prior to December 31, 2006 become eligible to participate in the plan as of the January 1 or July 1 coinciding with or immediately following the date the employee reaches age 21 and completes 1,000 hours of service in a consecutive 12 month period. Employees become fully vested in their accrued benefits under the plan upon the completion of 5 years of service after their 18th birthday. Employees are credited with one year of service for each plan year in which they complete 1,000 hours of service. Employees are also automatically 100% vested if they are active employees when they reach normal retirement age, which is age 65 for employees who were participants in the plan before January 1, 1988 and the later of age 65 or the fifth anniversary of the first day of the plan year in which such employee began participating in the plan. The employees have a choice as to the way they receive the monthly benefit.

In general, the plan provides for a normal retirement benefit that is payable monthly on the first day of the month which coincides with or follows the later of the employee’s 65th birthday or the fifth anniversary of the first day of the plan year in which such employee began participating in the plan. For employees who were participants in the plan before January 1, 1988, the monthly benefit is payable on the first day of the month which coincides with or follows the employee’s 65th birthday. For employees who continue to work after the normal retirement date and elect a late retirement date, the benefits under the plan continue to accrue while the employee remains employed, but the late retirement benefit payment must begin no later than April 1 following the later of the year the employee reaches age 70 ½ or the year the employee retires.

The amount of monthly benefits received under the plan depends on several factors: the length of employment, earnings and salary history while employed, age when retirement payments begin and certain legal limitations and requirements. The normal retirement benefit under the plan is equal to (a) the product of 2% of average annual earning multiplied by years of credited service as of December 31, 2006, plus (b) the product of 1% of average annual earning multiplied by years of credited service on or after January 1, 2007. No more than 30 years of credited service will be taken into account when determining the amount of the benefit. The early retirement benefit under the plan is calculated in basically the same way as the normal retirement benefit, but includes adjustments made by an “early commencement factor.” The early commencement factor, based on the age at which the employee starts to receive the benefit payment, reduces the monthly benefit to account for the additional years during which the employee will receive payments. The late retirement benefit under the plan is calculated in basically the same way as the normal retirement benefit, with credited service and earnings based on the date the employee actually ceases employment. The late retirement benefit will be equal to the greater of (a) the normal retirement benefit calculated using the credited services and earnings to the day of actual retirement, or (b) the normal retirement benefit calculated using the credited services and earnings as of the normal retirement date increased by the late adjustment factor up to April 1 after the age of 70 ½. After age 70 ½ a different calculation applies.

The plan also provides a retirement benefit for participants who terminate employment before they are eligible to retire if fully vested. The amount of the benefit is equal to a percentage of the normal retirement benefit. If vested when employment terminates prior to the normal retirement date and the present value of the vested benefits is greater than $5,000, payment of the vested benefit will begin on the normal retirement date and if less than $5,000, it will be paid out in a single lump payment as soon as feasible following termination. Such an employee may elect to receive the benefits as early as the first day of the month coinciding with or following the day the employee would be eligible for early retirement if employment continued, but based only on the service and years of credited service on the date employment terminated and adjusted by the early commencement factor.

401(k) Plan

We have established the Farmington Bank 401(k) Plan, a tax-qualified plan under Section 401(a) of the Internal Revenue Code which provides for a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code.

The types of contributions which may be made under the plan are salary deferrals, rollover contributions, safe harbor contributions, matching contributions and profit sharing contributions. An employee is eligible to make salary deferrals and safe harbor contributions to the plan and to receive matching contributions on the first day of the month coinciding with or next following the date that the employee has completed six (6) months of service and has attained age 21.

Under the plan, employees may elect to defer a percentage of compensation each year provided the total deferrals in 2012 do not exceed $17,000 and after 2012 the dollar limit may increase for cost-of-living adjustments. In addition, employees age 50 or over may elect to defer additional amounts called catch-up contributions, which may be deferred regardless of any other limitations on the amount that you may defer to the plan. The maximum catch-up contribution permitted in 2012 was $5,500 and after 2012 the dollar limit may increase for cost-of-living adjustments. For employees hired after January 1, 2008, the plan includes an automatic deferral feature pursuant to which 4% of the employee’s pay will automatically be contributed unless the employee makes an alternative salary deferral election. Employees are also permitted to deposit into the plan rollover contributions, which are distributions received from other plans and certain IRAs. Employees may withdraw the amounts in their rollover account at any time. The participants in the plan may elect to direct the investment of their accounts in several types of investment funds, but if participants do not elect to direct the investment of their account it will be invested in accordance with the default investment alternative established by the plan.

Under the plan, we have the option to make safe harbor matching contributions equal to 100% of an employee’s salary deferral (including catch-up contributions) that do not exceed 4% of an employee’s compensation. We may also make discretionary matching contributions equal to a uniform percentage of an employee’s salary deferrals. In addition, we may make discretionary profit sharing contributions that are allocated among eligible employees depending on how much compensation an employee receives during the year and the classification to which the employee is assigned. We determine the amount of the profit sharing contribution for each classification and allocate it to the employees’ proportionately based on the employee’s compensation compared to the total compensation of all employees in such classification. To be considered an eligible employee for purposes of receiving profit sharing contributions, the employee must have completed 1,000 hours of service during the calendar year.

Employees are always 100% vested in the amounts in their accounts attributable to salary deferrals (including catch-up contributions), rollover contributions and safe harbor contributions. Employees become vested in amounts attributable to profit sharing contributions in 25% increments, beginning with the completion of two years of service and ending with the completion of five years of service. An employee also becomes 100% vested if employed on or after age 65, or if an employee dies or becomes disabled while employed.

An employee may receive distributions from the plan in the form of a single lump payment or installments over a period of not more than the employee’s assumed life expectancy; however, if the total vested amount in an account is less than $5,000 then it must be paid in a lump sum.

Employment Agreements

We have entered into an employment agreement with John J. Patrick, Jr., our President and Chief Executive Officer. Pursuant to the Agreement, Mr. Patrick will serve as President and Chief Executive Officer of the Company and Farmington Bank until December 31, 2015, subject to one year extensions thereafter upon written notice from the Company to Mr. Patrick. The Agreement provides for an initial base salary of $500,000 per year, subject to possible annual increases. The Agreement also provides that Mr. Patrick will be eligible to earn an annual incentive bonus at the discretion of the Company, as determined in good faith by the Board of Directors or the Compensation Committee. Mr. Patrick will be eligible to participate in all savings and retirement plans, policies and programs as may be made available by Farmington Bank to executive-level employees generally, including our Supplemental Executive Retirement Plan for Senior Executives. In addition, Mr. Patrick will be entitled to participate on the same basis as all other executive officers of Farmington Bank in standard benefit programs, including group health, disability and life insurance programs.

The Agreement also provides that, in the event Mr. Patrick’s employment is terminated for certain events, then, Mr. Patrick is entitled to receive severance in an amount equal to three (3) times his annual base salary in effect on the date of termination, plus the continuation of certain insurance benefits.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors of FCB is responsible for implementing and monitoring the success of our overall compensation program in achieving the goals of our compensation philosophy. The Compensation Committee is responsible for the administration of our compensation programs and policies, including the administration of our cash-based and, if approved by stockholders, equity-based incentive programs. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers. Our Chief Executive Officer has responsibility for approving compensation decisions relating to our other officers and employees with input from other members of management. The Compensation Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of its responsibilities.

Role of the Compensation Consultant

We have engaged McLagan, an Aon Hewitt Company (“McLagan”), as our independent compensation consultant to gather compensation data for peer institutions to assist the Compensation Committee in evaluating base salary and incentive compensation levels. See “—Peer Group Analysis” below.

Role of Management

Our Chief Executive Officer and other named executive officers will, from time to time, make recommendations to the Compensation Committee regarding the appropriate mix and level of compensation for their subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.

Peer Group Analysis

We strongly believe that in order to attract, motivate and reward qualified executives in our marketplace, our compensation program must be competitive relative to the companies with whom we compete. During 2012, we engaged McLagan to benchmark base and incentive compensation for our executive officers.

The group of companies being used for comparative and informational purposes represents a mix of other comparably sized, publicly traded banking organizations located in New England, New York (excluding metro New York City) and New Jersey. McLagan also focused on banks with more than 40% commercial loans which were not participating in the Federal government’s Troubled Asset Relief Program. For comparative purposes we also utilize broader based surveys particularly in key technical skills areas.

Our current peer group consists of the following institutions:

Washington Trust Bancorp, Inc.
Century Bancorp, Inc.
Hudson Valley Holding Corp.
Kearny Financial Corp.
Lakeland Bancorp, Inc.
Oritani Financial Corp.
Sterling Bancorp
Financial Institutions, Inc.
Northfield Bancorp, Inc.
Meridian Interstate Bancorp, Inc.
The First of Long Island Corporation
Rockville Financial, Inc.
Canandaigua National Corporation
United Financial Bancorp, Inc.
Enterprise Bancorp, Inc.
Center Bancorp, Inc.
Peapack-Gladstone Financial Corporation
Bridge Bancorp, Inc.
Westfield Financial, Inc.
Chemung Financial Corporation
Hingham Institution for Savings
SI Financial Group, Inc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the fiscal year ended December 31, 2012 for filing with the SEC.

March 13, 2013

The Compensation Committee:
Robert F. Edmunds, Jr., Chairman
David M. Drew
Kevin S. Ray

COMPENSATION OF EXECUTIVE OFFICERS
AND TRANSACTIONS WITH MANAGEMENT

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer and three most highly compensated executive officers during 2012. Each individual listed in the table below may be referred to as a named executive officer or executive officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total

John J. Patrick,	2012	$500,000	$80,000	$2,028,592	1,206,099	$253,408	$233,896	$101,263	$4,403,258
Jr.	2011	$483,077	$30,000	$—	—	$203,000	$147,139	$88,599	$951,815
President, CEO	2010	$409,692	$—	$168,755	—	$204,929	$53,097	$73,529	$910,002

Gregory A.	2012	$235,000	$30,214	$971,250	472,471	$69,786	$38,697	$55,395	$1,872,813
White	2011	$231,202	$45,069	$—	—	$54,931	$20,946	$51,656	$403,804
EVP, CFO	2010	$213,279	$21,750	$55,104	—	$63,250	$6,516	$34,606	$394,505

Michael T.
Schweighoffer	2012	$250,000	$95,253	$971,250	472,471	$24,747	$54,452	$63,087	$1,931,260
EVP, Chief Risk	2011	$247,019	$100,104	$—	—	$19,896	$30,023	$60,302	$457,344
Officer	2010	$232,673	$39,628	$60,032	—	$70,372	$9,694	$29,561	$441,960

Kenneth F.	2012	$194,250	$20,315	$621,600	302,381	$57,685	$45,333	$30,097	$1,271,661
Burns	2011	$192,471	$21,246	$—	—	$45,406	$47,229	$28,324	$334,676
EVP, Retail Banking	2010	$183,077	$13,227	$47,360	—	$46,773	$10,147	$12,047	$312,631

David S. Blitz	2012	$198,960	$25,607	$621,600	302,381	$59,393	$—	$40,375	$1,248,316
EVP, Commercial	2011	$194,048	$51,317	$—	—	$12,447	$—	$39,305	$297,117
Banking	2010	$186,922	$50,343	$48,122	—	$9,657	$—	$22,444	$317,488

(1)
Represents aggregate grant date fair value of restricted stock awards made pursuant to our 2012 Stock Incentive Plan and phantom stock awards made pursuant to our former Phantom Stock Plan determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 18, 2013.

(2)
Represents aggregate grant date fair value of option awards made pursuant to our 2012 Stock Incentive Plan determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 18, 2013.

(3)
Reflects the change in the present value of the life annuity from fiscal year end 2011 to 2012 for both our Defined Benefit Employee Pension Plan and Supplemental Retirement Plan for Executives. Change in Pension Value is as follows:

Name and Principal Position (a)	Year	Defined Benefit Employee Pension Plan (b)	Supplemental Retirement Plan for Executives (SERP)	Total

John J. Patrick, Jr.	2012	$—	$233,896	$233,896
President, Chief Executive Officer	2011	$—	$147,139	$147,139
	2010	$—	$53,097	$53,097

Gregory A. White	2012	$—	$38,697	$38,697
Chief Financial Officer	2011	$—	$20,946	$20,946
	2010	$—	$6,516	$6,516

Michael T. Schweighoffer	2012	$—	$54,452	$54,452
Executive Vice President, Chief Risk Officer	2011	$—	$30,023	$30,023
	2010	$—	$9,694	$9,694

Kenneth F. Burns	2012	$45,333	$—	$45,333
Executive Vice President, Retail Banking	2011	$47,229	$—	$47,229
	2010	$10,147	$—	$10,147

(a)	Mr. Blitz was not eligible to participate in either of our Defined Benefit Employee Pension Plan or Supplemental Retirement Plan for Executives.
(b)	Messrs. Patrick, White, Blitz and Schweighoffer are not eligible to participate in the Defined Benefit Employee Pension Plan as the plan was frozen to new employees hired after January 1, 2007.
(4)	All Other Compensation includes the following:

Name	401(k)	Employee Stock Ownership Plan	Bank Owned Life Insurance	Group Term Life Insurance	Car Allowance		Executive Life Insurance	Long- Term Disability	Club Dues	Dividends on Unvested Restricted Stock	Total

John J. Patrick, Jr.	$10,000	$15,563	$—	$414		$3,431	$45,774	$9,807	$8,755	$7,519	$101,263

Gregory A. White	$10,000	$15,563	$—	$270		$—	$14,950	$756	$10,256	$3,600	$55,395

Michael T.
Schweighoffer	$10,000	$15,563	$—	$414		$7,200	$15,887	$810	$9,613	$3,600	$63,087

Kenneth F. Burns	$598	$15,563	$240	$400	$		$—	$632	$10,360	$2,304	$30,097

David S. Blitz	$10,000	$15,563	$189	$403		$—	$—	$638	$11,278	$2,304	$40,375

Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company in 2012 to each Named Executive Officer.

									Grant
						All Other	All Other		Date Fair
					Estimated	Stock	Option	Exercise	Value
					Possible	Awards:	Awards:	or Base	of Stock
		Estimated Possible Payouts Under			Payouts Under	Number of	Number of	Price of	and
		Non-Equity Incentive Plan Awards(a)			Equity	Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Incentive Plan	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Awards(#)	Units(#)	Options(#)	($/Sh)	($)

John J. Patrick, Jr.	N/A	100,000	200,000	400,000
	9/05/12					156,648			2,028,592
	9/05/12						344,621	12.95	1,206,099
Gregory A. White	N/A	29,375	58,750	117,500
	9/05/12					75,000			971,250
	9/05/12						135,000	12.95	472,471
Michael T. Schweighoffer	N/A	31,250	62,500	125,000
	9/05/12					75,000			971,250
	9/05/12						135,000	12.95	472,471
Kenneth F. Burns	N/A	24,281	48,562	97,125
	9/05/12					48,000			621,600
	9/05/12						86,400	12.95	302,381
David S. Blitz	N/A	25,000	50,000	100,000
	9/05/12					48,000			621,600
	9/05/12						86,400	12.95	302,381
(a)
The amounts shown are representative potential awards payable to the Named Executive Officers under the Annual Incentive Compensation Plan for 2012. Actual payments were made in the first quarter of 2012 as disclosed in the Summary Compensation Table under “Non-Equity Incentive Compensation Plan on page 28 above.

Option Exercises and Stock Vested

The following table provides information on all exercises of options and stock vested for the Named Executive Officers during the Company’s 2012 fiscal year.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	On Vesting	on Vesting
Name	(#)	($)	(#)	($)(a)
John J. Patrick	—	—	31,329	405,711
Gregory A. White	—	—	15,000	194,250
Michael T. Schweighoffer	—	—	15,000	194,250
Kenneth F. Burns	—	—	9,600	124,320
David S. Blitz	—	—	9,600	124,320
(a)	The amounts shown are calculated based on the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired on vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2012.

Name	Grant Date	Number of securities underlying unexercised options. Exercisable options (#)	Number of securities underlying Unexercised options Unexercisable (#)	Options Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not yet vested (#)	Market value of shares or units of stock that have not vested ($)

John J. Patrick, Jr.	9/5/2012	68,924	275,697	12.95	9/5/2022	125,319	$1,723,136

Michael T. Schweighoffer	9/5/2012	27,000	108,000	12.95	9/5/2022	60,000	$825,000

Gregory A. White	9/5/2012	27,000	108,000	12.95	9/5/2022	60,000	$825,000

Kenneth F. Burns	9/5/2012	17,280	69,120	12.95	9/5/2022	38,400	$528,000

David S. Blitz	9/5/2012	17,280	69,120	12.95	9/5/2022	38,400	$528,000

Pension Benefits

The following table provides information regarding the retirement benefits for the named executive officers under our tax-qualified defined benefit and supplemental executive retirement plans, namely the Supplemental Retirement Plan for Executives for Messrs. Patrick, White and Schweighoffer, and the Defined Benefit Pension Plan for Mr. Burns. Mr. Blitz was not a participant in any of our qualified or non-qualified defined benefit or supplemental executive retirement pension plans.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

John J. Patrick, Jr.	5	$471,775	—
Gregory A. White	4	$68,009	—
Michael T. Schweighoffer	4	$96,831	—
Kenneth F. Burns	8	$142,646	—

Potential Payments Upon Termination or Change-In-Control

There are currently no Employment Agreements or Change in Control Agreements in place with our named executive officers, other than Mr. Patrick. Each named executive officer is entitled to receive earned and unpaid compensation upon the retirement, death, disability or termination of the executive officer.

On April 24, 2012, the Company entered into an employment agreement with Mr. Patrick. Under the agreement, in the event Mr. Patrick’s employment is terminated without “Cause” or for “Good Reason,” he is entitled to receive severance in an amount equal to three times his annual base salary in effect on the date of termination, payable at regular payroll intervals over a 36-month period plus the continuation of certain insurance benefits.

Under the agreement, “Cause” is defined as: (i) conviction of a felony; (ii) act of fraud, embezzlement or theft in connection with Mr. Patrick’s duties or in the course of his employment; (iii) conviction of a crime described in section 19 of the Federal Deposit Insurance Act; (iv) intentional or grossly negligent act which causes material damage to the Company; (v) willful or grossly negligent violation of any law, rule, regulation or final administrative action that causes material harm to the Company or its assets; (vi) intentional or grossly negligent breach of fiduciary duty; (vii) willful or intentional failure to discharge any material obligations or duties; or (viii) material violation of the confidentiality provisions of the employment agreement.

“Good Reason” is defined as Mr. Patrick’s resignation within six (6) months after the occurrence of: (i) a diminution in base salary; (ii) a material diminution in authority, duties, or responsibilities; (iii) relocation to a location more than thirty-five (35) miles from his current principal place of work; (iv) failure to be appointed or elected or reappointed or reelected as a member of the Board of Directors; or (v) a material breach by the Company or Farmington Bank of the employment agreement.

In addition to the above, our Supplemental Retirement Plan for Senior Executives has provisions addressing termination and change in control as set forth below. Furthermore, executives who are involuntarily terminated other than for cause or terminated due to disability, retirement, or death will receive a prorated benefit, based on the termination date under our Annual Incentive Plan.

Supplemental Retirement Plan for Executives

We implemented a Supplemental Retirement Plan effective January 1, 2009 for certain executive officers. Currently, Messrs. Patrick, White and Schweighoffer are the only participants in the plan. The plan provides that each executive will receive supplemental benefits, to the extent vested, commencing 45 days following separation from service. As of December 31, 2012, Messrs. White and Schweighoffer were 40% vested in their plan benefits and Mr. Patrick was 50% vested in his plan benefit. Messrs. Patrick, White and Schweighoffer become 100% vested in their supplemental benefits after 10 years of service. Each participant’s supplemental benefit equals a percentage of the participant’s final average compensation (as set forth in each executive’s participation agreement), multiplied by a fraction, the numerator of which is the executive’s years of employment with Farmington Bank and the denominator of which is set forth in the executive’s participation agreement. Final average compensation is defined in the plan as the three-year average of the highest base salary and bonus paid to each executive during the last five years of each executive’s employment with Farmington Bank. Supplemental benefits are distributed as of the executive’s normal benefit date and are payable in a lump sum, unless a participant has elected, at the time of execution of his participation agreement, to receive an annuity or other form of benefit.

If an executive is less than age 62 at the time of commencement of his supplemental benefit, his benefit will be further reduced by 6% per year for each year before age 62 that the benefit payment commences. Under our Supplemental Retirement Plan for Executives, if Messrs. Patrick, White or Schweighoffer were terminated for cause or voluntarily terminated their employment, they would forfeit all benefits in the event of termination for cause and if they elect to voluntarily terminate their employment, the executives would be entitled to a supplemental benefit calculated in the manner set forth above, and if applicable, multiplied by the executive’s vesting rate set forth in his participation agreement.

If Messrs. Patrick, White or Schweighoffer were to die before attaining their benefit age but while employed by us, their respective beneficiary would be entitled to a death benefit equal to the present value of the accrued annuity benefit as of the date of death, without any pre-retirement reductions, payable in a lump sum. In the event Messrs. Patrick, White or Schweighoffer were to become disabled they would be entitled to a supplemental benefit, determined in the manner set forth herein. The supplemental benefit shall be determined as an annuity benefit, at benefit age, with payments equal to the yearly benefit amount calculated as if: (i) the executive had completed years of employment between disability and benefit age, and (ii) the executive’s final average compensation had increased three percent (3%) per year for each calendar year until benefit age. The supplemental benefits are distributed as of the executive’s normal benefit date and are payable in a lump sum, unless a participant has elected, at the time of execution of his participation agreement, to receive an annuity or other form of benefit.

Under the Supplemental Retirement Plan, if a change in control occurs and within a two year period thereafter, the executive has an involuntary separation from service without cause or a separation from service for good reason, the executive will be entitled to a supplemental benefit calculated as if the executive had completed the years of employment between separation of service and benefit age and his final average compensation had increased 3% per year until his benefit age. The supplemental benefits are distributed as of the executive’s normal benefit date and are payable in a lump sum, unless a participant has elected, at the time of execution of his participation agreement, to receive an annuity or other form of benefit.

The following tables describe the potential payments based upon a hypothetical termination or a change in control on December 31, 2012 for Messrs. Patrick, White, Schweighoffer, Burns and Blitz:

	Voluntary termination	Involuntary Termination other than for cause	Termination within 2 years after Change in Control	Retirement	Disability	Death

John J. Patrick, Jr.
Salary (1)	$0	$1,500,000	$1,500,000	$0	$0	$0
Restricted Stock unvested and accelerated	$0	$0	$1,723,136	$1,723,136	$1,723,136	$1,723,136
Stock Options unvested and accelerated	$0	$0	$220,558	$220,558	$220,558	$220,558
Supplementary Retirement Plan	$471,775	$471,775	$6,909,013	$471,775	$4,440,767	$733,994
Annual Incentive Plan	$0	$200,000	$200,000	$200,000	$200,000	$200,000
Benefits and Perquisites (2)	$0	$206,110	$206,055	$0	$0	$0
Total	$471,775	$2,377,885	$10,758,762	$2,615,469	$6,584,461	$2,877,688

(1)
Pursuant to the terms of Mr. Patrick’s employment agreement with the Company for 3 years of salary to be paid out in connection with an involuntary termination or in connection with a change in control.

(2)

Pursuant to the terms of Mr. Patrick’s employment agreement with the Company provide for medical, life and disability benefits plus a tax-gross up and group term life benefits for a period of three years in connection with an involuntary termination or in connection with a change in control.

	Voluntary termination	Involuntary Termination other than for cause	Termination within 2 years after Change in Control	Retirement	Disability	Death

Gregory A. White
Restricted Stock unvested and accelerated	$0	$0	$825,000	$825,000	$825,000	$825,000
Stock Options unvested and accelerated	$0	$0	$86,400	$86,400	$86,400	$86,400
Supplementary Retirement Plan	$68,009	$68,009	$3,016,270	$68,009	$1,523,378	$134,657
Annual Incentive Plan	$0	$58,750	$58,750	$58,750	$58,750	$58,750
Total	$68,009	$126,759	$3,986,420	$1,038,159	$2493,528	$1,104,807

	Voluntary termination	Involuntary Termination other than for cause	Termination within 2 years after Change in Control	Retirement	Disability	Death

Michael T. Schweighoffer
Restricted Stock Unvested and Accelerated	$0	$0	$825,000	$825,000	$825,000	$825,000
Stock Options Unvested and Accelerated	$0	$0	$86,400	$86,400	$86,400	$86,400
Supplementary Retirement Plan	$96,831	$96,831	$3,140,166	$96,831	$1,718,667	$176,919
Annual Incentive Plan	$0	$62,500	$62,500	$62,500	$62,500	$62,500
Total	$96,831	$159,331	$4,114,066	$1,070,731	$2,692,567	$1,150,819

	Voluntary termination	Involuntary Termination other than for cause	Termination within 2 years after Change in Control	Retirement	Disability	Death

Kenneth F. Burns
Restricted Stock Unvested and Accelerated	$0	$0	$528,000	$528,000	$528,000	$528,000
Stock Options Unvested and Accelerated	$0	$0	$55,296	$55,296	$55,296	$55,296
Annual Incentive Plan	$0	$48,563	$48,563	$48,563	$48,563	$48,563
Total	$0	$48,563	$631,859	$631,859	$631,859	$631,859

	Voluntary termination	Involuntary Termination other than for cause	Termination within 2 years after Change in Control	Retirement	Disability	Death
David S. Blitz
Restricted Stock Unvested and Accelerated	$0	$0	$528,000	$528,000	$528,000	$528,000
Stock Options Unvested and Accelerated	$0	$0	$55,296	$55,296	$55,296	$55,296
Annual Incentive Plan	$0	$50,000	$50,000	$50,000	$50,000	$50,000
Total	$0	$50,000	$633,296	$633,296	$633,296	$633,296

Director Compensation

Each non-employee director receives an annual retainer of $15,000; $900 for each board meeting and $800 for each committee meeting that the director attends. We paid fees totaling $367,800 to non-employee directors during the fiscal year ended December 31, 2012. Directors are not paid separately for their services on the Board of Directors of both FCB and Farmington Bank.  In addition, following stockholder approval of our 2012 Stock Incentive Plan, each director was awarded options to purchase 84,931 shares of the Company’s common stock and 35,760 shares of restricted stock.  All options and restricted stock vest in five equal annual installments commencing on the grant date.

The following table details the compensation paid to each of our non-management directors in 2012.

Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards (2)(3)	Non Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	2012 Total

Ronald A. Bucchi	$60,500	463,092	297,240	—	$32,481	$853,313
John J. Carson	$60,500	463,092	297,240	—	$2,030	$822,862
David M. Drew	$64,500	463,092	297,240	—	$66,311	$891,143
Robert F. Edmunds, Jr.	$62,900	463,092	297,240	—	$66,062	$889,294
Kevin S. Ray	$62,100	463,092	297,240	—	$52,994	$875,426
Michael A. Ziebka	$57,300	463,092	297,240	—	$14,455	$832,087

(1)
Represents aggregate grant date fair value of restricted stock awards made pursuant to our 2012 Stock Incentive Plan determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 18, 2013.

(2)
Represents aggregate grant date fair value of option awards made pursuant to our 2012 Stock Incentive Plan determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 18, 2013.

(3)
As of December 31, 2012 each director had the following number of options outstanding: Ronald A. Bucchi 84,931, John J. Carson, 84,931, David M. Drew, 84,931, Robert F. Edmunds, 84,931, Kevin S. Ray, 84,931, and Michael A. Ziebka, 84,931.

Indemnification of Directors and Officers

FCB’s bylaws provide that FCB shall indemnify all officers, directors, employees and agents of FCB to the fullest extent permitted under Maryland and federal law. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Maryland and federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FCB, pursuant to its bylaws or otherwise, FCB has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

During 2012, no member of the Compensation Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation Committee or Board of Directors.

Certain Relationships and Related Transactions

Federal law and regulation generally require that all loans or extensions of credit to a director or an executive officer must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit a director or an executive officer to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

Our directors, executive officers and employees and the directors, executive officers and employees of our subsidiaries are permitted to borrow from Farmington Bank in accordance with the requirements of federal and state law. All loans made by Farmington Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2012 we had loans with an aggregate balance of $716,090 outstanding to our executive officers, directors and related parties of our executive officers and directors.

During the 2012 fiscal year, we were not a party to any transactions that involved an amount that exceeded $120,000 and which a director, executive officer, holder of more than 5.0% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. The Board of Directors has delegated responsibility to the Audit Committee to review and approve any transactions between a director or affiliate with the Company. In reviewing and evaluating potential conflicts of interest and related party transactions, the Board of Directors uses applicable NASDAQ listing standards and SEC rules as a guide.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(2) of the Securities Exchange Act of 1940, FCB’s Board of Directors is providing stockholders with the opportunity to cast an advisory vote on its executive compensation at the Meeting through the following resolution:

“RESOLVED, that the stockholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

We believe that our compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of stockholders. These policies and procedures balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our stockholders over the long term. These policies and programs are also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Company’s long-term strategic business plan.

Approval of this proposal will require the affirmative vote of a majority of our common stock represented in person or by proxy at the Meeting. This vote will not be binding on or overrule any decisions by the Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board of Directors, and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee and the Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding named executive officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s internal auditors and independent auditors. The Audit Committee meets at least quarterly to, as appropriate, review, evaluate and discuss with the Company’s management and internal and external auditors the scope of their audit plans, the results of their work, the Company’s financial statements (including, in the future, quarterly earnings releases), quarterly reports issued by the Company’s internal audit firm, the adequacy and effectiveness of the Company’s internal controls and changes in accounting principles. The Audit Committee regularly meets privately with both the internal and external auditors, each of whom has unrestricted access to the Audit Committee.

In connection with these responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2012 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from PricewaterhouseCoopers LLP written disclosures regarding the firm’s independence as required by Independence Standards Board Standard No. 1, wherein PricewaterhouseCoopers LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2012. The Audit Committee discussed this information with PricewaterhouseCoopers LLP and also considered the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with maintaining its independence. The Audit Committee also reviewed PricewaterhouseCoopers LLP’s proposal to act as the Company’s independent registered public accountant for the year ending December 31, 2013.

Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC.

March 13, 2013

The Audit Committee:
Ronald A. Bucchi, Chairman
John J. Carson
Michael A. Ziebka

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has the sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. Although action by our stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests the stockholders to ratify such appointment. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Independent Accountant Fees and Services.

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2012 and 2011 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for the fiscal years.

	2012	2011
Audit Fees	$630,000	$1,114,000
Audit-Related Fees	$66,000	$38,000
Tax Fees	$22,000	$32,000
All Other Fees	$0	$3,000

Audit Fees include fees incurred in connection with the conversion and related stock offering by the Company totaling $1,114,000 for the fiscal year ended December 31, 2011. Audit Fees for the fiscal years ended December 31, 2012 and 2011 also include fees for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents, compliance with Section 404 of the Sarbanes-Oxley Act and other assistance required to complete the year end audit of the consolidated financial statements.

Audit-Related Fees are for services which are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, but are not reported under “Audit Fees”. These fees were for audits of the Company’s employee benefit plan for the fiscal years ended December 31, 2012 and 2011.

Tax Fees for fiscal year ended December 31, 2012 and 2011 were for services rendered for preparation of the annual tax returns and quarterly tax payments.

All Other Fees for fiscal year ended December 31, 2012 and 2011 were for the Company’s employee benefit plans and its private foundation.

The Audit Committee has determined that the provision of the above services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

OTHER BUSINESS OF THE MEETING

The Board of Directors is not aware of any matters to come before the Meeting other than those stated in this Proxy Statement. In the event that other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

ANNUAL REPORT AND FORM 10-K

The 2012 Annual Report of the Company was mailed to stockholders with this Proxy Statement. Upon request, the Company will furnish without charge a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements, but without exhibits, a copy of which has been filed with the SEC. It may be obtained by writing to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032.

STOCKHOLDER PROPOSALS FOR 2014

FCB’s next annual meeting is scheduled to be held on Wednesday, May 21, 2014. A stockholder who wants to have a qualified proposal considered for inclusion in the Proxy Statement for the Company’s 2014 annual meeting of stockholders must notify the Secretary of FCB not later than December 4, 2013. Stockholder proposals that are to be considered at the 2014 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than April 21, 2014 and no earlier than March 21, 2014.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 15, 2013. The proxy statement, the 2012 Annual Report to Stockholders and the form of proxy are available at www.cfpproxy.com/7034.

REVOCABLE PROXY
FIRST CONNECTICUT BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 15, 2013

          The undersigned, revoking all prior proxies, do hereby constitute and appoint John J. Patrick, Jr., Ronald A. Bucchi and John J. Carson or any of them, my true and lawful attorney with full power of substitution as proxy, to represent and vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2013, at 10:00 a.m., at Central Connecticut State University, Memorial Hall-Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050 and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.

	Please indicate whether you plan to attend the Annual Meeting of Shareholders on Wednesday, May 15, 2013.	☐

	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7034

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES
	AS IN THIS EXAMPLE

			With-	For All			For	Against	Abstain
		For	hold	Except	2.	The approval of an advisory (non-binding) proposal on the Company’s executive compensation;	☐	☐	☐
1.	ELECTION OF DIRECTORS:	☐	☐	☐
	(1) Ronald A. Bucchi						For	Against	Abstain
	(2) John J. Carson				3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company	☐	☐	☐
	(3) Kevin S Ray

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

					Any such matters as may properly come before the meeting, or any adjournments thereof.

					THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

7034

ESOP – REVOCABLE PROXY
FIRST CONNECTICUT BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 15, 2013

          The undersigned understands that First Bankers Trust Services (the “ESOP Trustee”) is the holder of records and custodian of all shares allocated to the undersigned of First Connecticut Bancorp, Inc. common stock under the Farmington Bank Employee Stock Ownership Plan (the “ESOP”). Accordingly, the undersigned, revoking all prior proxies, do hereby constitute and appoint the ESOP Trustee, my true and lawful attorney with full power of substitution as proxy, to represent and vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2013, at 10:00 a.m., at Central Connecticut State University, Memorial Hall-Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050 and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.

	Please indicate whether you plan to attend the Annual Meeting of Shareholders on Wednesday, May 15, 2013.	☐

	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7034

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES
	AS IN THIS EXAMPLE

			With-	For All			For	Against	Abstain
		For	hold	Except	2.	The approval of an advisory (non-binding) proposal on the Company’s executive compensation;	☐	☐	☐
1.	ELECTION OF DIRECTORS:	☐	☐	☐
	(1) Ronald A. Bucchi						For	Against	Abstain
	(2) John J. Carson				3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company	☐	☐	☐
	(3) Kevin S Ray

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

					Any such matters as may properly come before the meeting, or any adjournments thereof.

					THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

7335

401K PROFIT SHARING PLAN
VOTING INSTRUCTION BALLOT
FIRST CONNECTICUT BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF
THE STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 15, 2013.

          The undersigned hereby instructs the First Bankers Trust Services, Inc. and Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the Trustees of the 401K Profit Sharing Plan (the “401K Plan”) of Farmington Bank to vote, as designated below, all the shares of common stock of First Connecticut Bancorp, Inc. allocated to the undersigned’s 401K Plan account as of March 20, 2013 at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2013, at 10:00 a.m., at Central Connecticut State University, Memorial Hall- Constitution Room, 1615 Stanley Street, New Britain, Connecticut 06050 and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if the undersigned might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.

Please indicate whether you plan to attend the Annual Meeting of Stockholders on Wednesday, May 15, 2013.	☐

Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7034

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

		With-	For All		For	Against	Abstain
	For	hold	Except	2. The approval of an advisory (non-binding) proposal on the Company’s executive compensation.	☐	☐	☐
1. ELECTION OF DIRECTORS:	☐	☐	☐
(1) Ronald A. Bucchi					For	Against	Abstain
(2) John J. Carson				3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company.	☐	☐	☐
(3) Kevin S. Ray

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.				4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above	Co-holder (if any) sign above

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

7335